CONSENT OF INEPENDENT ACCOUNTANTS


We  hereby  consent  to  the   incorporation   by  reference  in  the  following
registration statements of URS Corporation on:

         Form S-8 (File No. 2-99410) for 50,000 common shares related to the 1985 Employee Stock Purchase Plan, filed August 1, 1985,

         Form S-8 (File No. 33-42192) for 261,177 common shares related to the 1985 Employee Stock Purchase Plan, filed August 31, 1991,

         Form S-8 (File No. 33-61230) for 500,000 common shares related to the 1991 Stock Incentive Plan, filed April 1, 1993,

         Form S-8 (File No. 333-24063) for 750,000 common shares related to the 1991 Stock Incentive Plan, filed March 27, 1997,

         Form S-8 (File No. 333-24067) for 250,000 common shares related to the Employee Stock Purchase Plan, filed March 27, 1997,

         Form S-8 (File No. 333-24069) for 55,000 common shares related to the Non-Executive Directors Stock Grant Plan, filed March 27, 1997,

         Form S-4/A (File No. 333-37531) for up to 5,200,000 common shares related to the acquisition of Woodward-Clyde Group, Inc., filed October 10, 1997, as amended by that Post-Effective Amendmnent No. 1, filed November 25, 1997,

         Form S-8 (File No. 333-48793) for 300,000 common shares related to the Employee Stock Purchase Plan, filed March 27, 1998,

         Form S-8 (File No. 333-48791) for 1,000,000 common shares related to the 1991 Stock Incentive Plan, filed March 27, 1998,

         Form S-3 (File No. 333-59203) for the resale of certain common shares, filed July 15, 1998,

         Form S-8 (File No. 333-91053) for 6,900,000 common shares related to the Employee Stock Purchase Plan and the 1999 Equity Incentive Plan, filed March 27, 1998,

of our report dated December 17, 1999, relating to the financial statements which appear in this Form 10-K.

San Francisco, California
January 28, 2000